UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 30, 2014

WATERS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	01-14010	13-3668640
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34 Maple Street

Milford, Massachusetts 01757

(Address of principal executive offices) (Zip Code)

(508) 478-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2014, Waters Corporation (the “Company”) entered into a Note Purchase Agreement among the Company and the institutional accredited investors named therein (the “Agreement”) pursuant to which the Company issued and sold in a private placement notes (the “Senior Notes”) in the aggregate principal amount of $200 million. The Company issued and sold the following Senior Notes:

•	Series F Senior Notes in the amount of $100 million bearing interest at a fixed rate of 3.40% and maturing on June 30, 2021;

•	Series G Senior Notes in the amount of $50 million bearing interest at a fixed rate of 3.92% and maturing on June 30, 2024; and

•	Series H Floating Rate Senior Notes in the amount of $50 million bearing interest at 3 month LIBOR for that Floating Rate Interest Period plus 1.25% (125 basis points), maturing on June 30, 2024;

The Company intends to use the proceeds from the issuance of the Senior Notes to repay other outstanding debt and for general corporate purposes.

Interest on the Series F and G Senior Notes is payable semi-annually on June 30 and December 30 of each year. Interest on the Series H Floating Rate Senior Notes is payable quarterly on June 30, September 30, December 30 and March 30 of each year. The Company may prepay some or all of the Senior Notes at any time in an amount not less than 10% of the aggregate principal amount of the Senior Notes then outstanding, plus the applicable make-whole amount for Series F and G Senior Notes and the applicable, prepayment premium for Series H Senior Notes in years 1 and 2, in each case, upon no more than 60 nor less than 30 days’ written notice to the holders of the Senior Notes. In the event of a change in control (as defined in the Agreement) of the Company, the Company may be required to prepay the Senior Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest.

Pursuant to the Agreement, the Company will not permit (i) its interest coverage ratio (as determined pursuant to the Agreement) as of the end of any fiscal quarter for any period of four consecutive fiscal quarters to be less than 3.50:1, or (ii) its leverage ratio (as determined pursuant to the Agreement) as of the end of any fiscal quarter to exceed 3.50:1. The Senior Notes include negative covenants that are similar to the covenants to which the Company is subject pursuant to its existing Credit Agreement. The Senior Notes also contain certain customary representations and warranties, affirmative covenants and events of default.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by the text of the Agreement itself, a copy of which will be filed with the Company’s Form 10-Q for the quarter ended June 28, 2014 on or about on August 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION

Date: July 1, 2014	By:	/s/ EUGENE G. CASSIS
	Name:	Eugene G. Cassis
	Title:	Corporate Vice President and Chief Financial Officer